                                                                     EXHIBIT 3.1

                        THE COMPANIES LAW (2003 REVISION)
                        ---------------------------------

                              OF THE CAYMAN ISLANDS
                              ---------------------

                            COMPANY LIMITED BY SHARES
                            -------------------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                           NEW ASAT (FINANCE) LIMITED

1    The name of the Company is New ASAT (Finance) Limited

2 The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2003 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4 The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5 The share capital of the Company is US$50,000 divided into 50,000 shares of a par value of US$1.00 each.

6 The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

WE, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of shares shown opposite our name.

DATED this 7th day of November 2003.

SIGNATURE and ADDRESS OF SUBSCRIBER              NUMBER OF SHARES TAKEN
-----------------------------------              ----------------------

Mapcal Limited                                           One
Of PO Box 309GT, Ugland House,
South Church Street, George Town,
Grand Cayman, Cayman Islands
acting by:


 /s/ S. Marsh
--------------------------------------


 /s/ [ILLEGIBLE]
--------------------------------------
Witness to the above signature


I, RENDA S. CORNWALL Asst. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 7th day of November, 2003.


                                          /s/ Renda S. Cornwall
                                          --------------------------------------
                                          Asst. REGISTRAR OF COMPANIES

                                        1